EXHIBIT 10.8(1)

Amendment No. 1,

dated February 11, 2004,

to the

1989 Flexible Stock Plan,

as amended and restated May 9, 2001

7.1 Term. The Plan, as amended by the 2001 Plan Amendments, shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect for a period of ten years from the Effective Date, unless terminated by the Board before such date.

Leggett & Platt, Incorporated

1989 FLEXIBLE STOCK PLAN

(As amended and restated in its entirety on May 9, 2001)

TABLE OF CONTENTS

ARTICLE I

NAME AND PURPOSE			1
1.1	Name.		1
1.2	Purpose.		1

ARTICLE II

DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION			1
2.1	General Definitions.		1
	(a)	Affiliate.	1
	(b)	Agreement.	1
	(c)	Benefit.	1
	(d)	Board.	1
	(e)	Cash Award.	1
	(f)	Change of Control.	1
	(g)	Code.	2
	(h)	Company.	2
	(i)	Committee.	2
	(j)	Common Stock.	2
	(k)	2001 Plan Amendments.	2
	(l)	Effective Date.	2
	(m)	Employee.	2
	(n)	Employer.	2
	(o)	Exchange Act.	2
	(p)	Fair Market Value.	2
	(q)	Fiscal Year.	2
	(r)	ISO.	2
	(s)	NQSO.	2
	(t)	Option.	2
	(u)	Other Stock Based Award.	2
	(v)	Parent.	3
	(w)	Participant.	3
	(x)	Performance Share.	3
	(y)	Plan.	3
	(z)	Restricted Stock.	3
	(aa)	Rule 16b-3.	3
	(bb)	SEC.	3

	(cc) Share.	3
	(dd) Stock Appreciation Award.	3
	(ee) Stock Appreciation Unit.	3
	(ff) Subsidiary.	3
2.2	Other Definitions.	4
2.3	Conflicts in Plan.	4

ARTICLE III

COMMON STOCK		4
3.1	Number of Shares.	4
3.2	Reusage.	4
3.3	Adjustments.	4

ARTICLE IV

ELIGIBILITY		5
4.1	Determined by Committee.	5

ARTICLE V

ADMINISTRATION		5
5.1	Committee.	5
5.2	Authority.	5
5.3	Determinations.	6
5.4	Delegation.	6

ARTICLE VI

AMENDMENT		6
6.1	Power of Board.	6
6.2	Limitation.	6

ARTICLE VII

TERM AND TERMINATION		6
7.1	Term.	6
7.2	Termination.	6

ARTICLE VIII

MODIFICATION OR TERMINATION OF BENEFITS		7
8.1	General.	7
8.2	Committee’s Right.	7

ARTICLE IX

CHANGE IN CONTROL		7
9.1	Right of Committee.	7

ARTICLE X

AGREEMENTS AND CERTAIN BENEFITS		7
10.1	Grant Evidenced by Agreement.	7
10.2	Provisions of Agreement.	8

ARTICLE XI

REPLACEMENT AND TANDEM AWARDS		8
11.1	Replacement.	8
11.2	Tandem Awards.	8

ARTICLE XII

PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING		8
12.1	Payment.	8
12.2	Dividend Equivalents.	9
12.3	Deferral.	9
12.4	Withholding.	9

ARTICLE XIII

OPTIONS		9
13.1	Types of Options.	9
13.2	Shares for ISOs.	9
13.3	Grant of ISOs and Option Price.	9
13.4	Other Requirements for ISOs.	9
13.5	NQSOs.	9
13.6	Determination by Committee.	9

ARTICLE XIV

STOCK APPRECIATION AWARDS		10
14.1	Description.	10
14.2	Grant of Tandem Award.	10
14.3	ISO Tandem Award.	10
14.4	Payment of Award.	10

ARTICLE XV

RESTRICTED STOCK		10
15.1	Description.	10
15.2	Cost of Restricted Stock.	10
15.3	Non-Transferability.	10

ARTICLE XVI

PERFORMANCE SHARES		11
16.1	Description.	11
16.2	Grant.	11

ARTICLE XVII

CASH AWARDS		11
17.1	Grant.	11
17.2	Restrictions.	11

ARTICLE XVIII

OTHER STOCK BASED AWARDS AND OTHER BENEFITS		11
18.1	Other Stock Based Awards.	11
18.2	Other Benefits.	11

ARTICLE XIX

MISCELLANEOUS PROVISIONS		12
19.1	Underscored References.	12
19.2	Governing Law.	12
19.3	Purchase for Investment.	12
19.4	No Employment Contract.	12
19.5	No Effect on Other Benefits.	12
19.6	Limitation on Certain Benefits.	12

LEGGETT & PLATT, INCORPORATED

1989 FLEXIBLE STOCK PLAN

(As amended and restated in its entirety on May 9, 2001)

ARTICLE I

NAME AND PURPOSE

1.1 Name. The name of the Plan is the “Leggett & Platt, Incorporated 1989 Flexible Stock Plan.”

1.2 Purpose. The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals, to encourage ownership of the Company’s Common Stock by Employees and other individuals, and to promote and further the best interests of the Company by granting cash and other awards.

ARTICLE II

DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

2.1 General Definitions. The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

(a) Affiliate. A Parent, Subsidiary, or any directly or indirectly owned partnership or limited liability company of the Company.

(b) Agreement. The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

(c) Benefit. Any benefit granted to a Participant under the Plan.

(d) Board. The Board of Directors of the Company.

(e) Cash Award. A Benefit payable in the form of cash.

(f) Change in Control. The acquisition, without the approval of the Board, by any person or entity, other than the Company or a Related Entity, of more than 20% of the outstanding Shares through a tender offer, exchange offer or otherwise; the liquidation or dissolution of the Company following the sale or other disposition of all or substantially all of its assets; a merger or consolidation involving the Company which results in the Company not being the surviving parent corporation; or any time during any two-year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two-thirds of the then members of the Board who were members at the start of the two-year period) do not constitute at least 50% of the Board for any reason. A Related Entity is a Subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by the Company or a Subsidiary.

(g) Code. The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

(h) Company. Leggett & Platt, Incorporated.

(i) Committee. The Committee described in Section 5.1 or, in the absence of the Committee, the Board.

(j) Common Stock. The Company’s $.01 par value Common Stock.

(k) 2001 Plan Amendments. The amendments to the Plan approved by the Board of Directors on February 14, 2001.

(l) Effective Date. The date that the amended and restated Plan, including the 2001 Plan Amendments, is approved by the shareholders of the Company which must occur within one year before or after approval by the Board.

(m) Employee. Any person employed by the Employer.

(n) Employer. The Company and all Affiliates.

(o) Exchange Act. The Securities Exchange Act of 1934, as amended.

(p) Fair Market Value. The closing price of Shares on the New York Stock Exchange on a given date as reported on the New York Stock Exchange composite tape, or, in the absence of sales on a given date, the closing price (as so reported) on the New York Stock Exchange on the last day on which a sale occurred prior to such date.

(q) Fiscal Year. The taxable year of the Company which is the calendar year.

(r) ISO. An Option that meets the requirements of Section 422 of the Code.

(s) NQSO. An Option that does not qualify as an ISO.

(t) Option. An option to purchase Shares granted under the Plan.

(u) Other Stock Based Award. An award under ARTICLE XVIII that is valued in whole or in part by reference to, or is otherwise based on, Common Stock.

(v) Parent. Any entity (other than the Company or a Subsidiary) in an unbroken chain of entities ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the entities (other than the Company or a Subsidiary) owns 50% or more of the total combined voting power of all classes of stock or ownership interests (if applicable) in one of the other entities in such chain.

(w) Participant. An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees; members of the Board who are not Employees; employees and owners of entities which are not Affiliates but which have a direct or indirect ownership interest in an Employer or in which an Employer has a direct or indirect ownership interest; individuals who, and employees and owners of entities which, are customers and suppliers of an Employer; individuals who, and employees and owners of entities which, render services to an Employer; and individuals who, and employees and owners of entities which, have ownership or business affiliations with any individual or entity previously described.

(x) Performance Share. A Share awarded to a Participant under ARTICLE XVI of the Plan.

(y) Plan. The Leggett & Platt, Incorporated 1989 Flexible Stock Plan, as amended and restated as of the Effective Date, and all subsequent amendments and supplements to it.

(z) Restricted Stock. Shares issued under ARTICLE XV of the Plan.

(aa) Rule 16b-3. Rule 16b-3 promulgated by the SEC, as amended, or any successor rule in effect from time to time.

(bb) SEC. The Securities and Exchange Commission.

(cc) Share. A share of Common Stock.

(dd) Stock Appreciation Award. An award of Stock Appreciation Units under ARTICLE XIV of the Plan.

(ee) Stock Appreciation Unit. To the extent provided in the Plan, and only to such extent, a Share.

(ff) Subsidiary. Any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of grant of an Option or other Benefit, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the corporations in such chain.

2.2 Other Definitions. In addition to the above definitions, certain words and phrases used in the Plan and any agreement may be defined in other portions of the Plan or in such Agreement.

2.3 Conflicts in Plan. In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the ARTICLE of the Plan which specifically grants such Benefit shall control those in a different ARTICLE.

ARTICLE III

COMMON STOCK

3.1 Number of Shares. The number of Shares which may be issued or sold or for which Options, Stock Appreciation Awards or Performance Shares may be granted under the Plan after the Effective Date shall be the sum of (a) all Shares which are issuable under options granted under the Plan which remain unexercised on the Effective Date, (b) all Shares authorized and available for issuance or grant as Benefits immediately prior to the Effective Date and (c) 4,000,000 Shares. Such number of Shares shall increase annually, effective as of the first day of each Fiscal Year, commencing with the Fiscal Year beginning in 1995, by the number of Shares equal to .5% of the number of outstanding Shares as of the first day of such Fiscal Year. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both. Notwithstanding the preceding sentence, only Shares held in the treasury may be used to provide a Benefit to a Participant if the use of authorized but unissued Shares would violate any applicable law or governmental agency or other rule or regulation.

3.2 Reusage. If an Option or Stock Appreciation Award expires or is terminated, surrendered, or cancelled without having been fully exercised, if Restricted Shares or Performance Shares are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Option or Stock Appreciation Award, grant of Restricted Shares, Performance Shares or other grant, as the case may be, shall again be available for use under the Plan. In addition, Shares delivered to the Company by an Option holder as payment of the exercise price for any Option shall again be available for use under the Plan.

3.3 Adjustments. If there is any change in the Common Stock of the Company by reason of any stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination or exchange of Shares, the number of Stock Appreciation Units and number and class of Shares available for Options and grants of Restricted Stock, Performance Shares and Other Stock Based Awards, as well as any limits on grants to any individual, and the number of Shares subject to outstanding Options, Stock Appreciation Units, grants of Restricted Stock and Performance Shares which are not vested, and Other Stock Based Awards, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

ARTICLE IV

ELIGIBILITY

4.1 Determined by Committee. The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer.

ARTICLE V

ADMINISTRATION

5.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of two or more members of the Board who are “Non-Employee Directors” as defined in Rule 16b-3 of the Exchange Act. The members of the Committee shall be appointed by and shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

5.2 Authority. Subject to the terms of the Plan, the Committee shall have complete authority to:

(a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the time of all such grants;

(b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

(c) interpret and construe the Plan and all Agreements;

(d) prescribe, amend and rescind rules and regulations relating to the Plan;

(e) determine the content and form of all Agreements;

(f) determine all questions relating to Benefits under the Plan;

(g) maintain accounts, records and ledgers relating to Benefits;

(h) maintain records concerning its decisions and proceedings;

(i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

(j) take, at any time, any action permitted by Section 9.1 irrespective of whether any Change in Control has occurred or is imminent; and

(k) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

5.3 Determinations. All determinations of the Committee shall be final.

5.4 Delegation. Except as required by Rule 16b-3 with respect to grants of Options, Stock Appreciation Awards, Performance Shares, Other Stock Based Awards, or other Benefits to individuals who are subject to Section 16 of the Exchange Act or as otherwise required for compliance with Rule 16b-3 or other applicable law, the Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

ARTICLE VI

AMENDMENT

6.1 Power of Board. Except as hereinafter provided, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

6.2 Limitation. The Board may not amend the Plan, without approval of the shareholders of the Company:

(a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify; or

(b) in a manner which would violate applicable law.

ARTICLE VII

TERM AND TERMINATION

7.1 Term. The Plan, as amended by the 2001 Plan Amendments, shall commence as of the Effective Date and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

7.2 Termination. The Plan may be terminated at any time by the Board.

ARTICLE VIII

MODIFICATION OR TERMINATION OF BENEFITS

8.1 General. Subject to the provisions of Section 8.2, the amendment or termination of the Plan shall not adversely affect a Participant’s right to any benefit granted prior to such amendment or termination.

8.2 Committee’s Right. Any Benefit granted may be converted, modified, forfeited or cancelled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement or with the consent of the Participant to whom such Benefit was granted.

ARTICLE IX

CHANGE IN CONTROL

9.1 Right of Committee. In order to maintain a Participant’s rights in the event of a Change in Control, the Committee, in its sole discretion, may, in any Agreement evidencing a Benefit, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without in any way limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may:

(a) provide for the acceleration of any time periods relating to the exercise or realization of such Benefit so that such Benefit may be exercised or realized in full on or before a date fixed by the Committee;

(b) provide for the purchase of such Benefit, upon the Participant’s request, for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit had such Benefit been currently exercisable or payable;

(c) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

(d) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

ARTICLE X

AGREEMENTS AND CERTAIN BENEFITS

10.1 Grant Evidenced by Agreement. The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. If required by the Committee, the granting of any Benefit may be subject to, and conditioned upon, the recipient’s execution of any Agreement. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.

10.2 Provisions of Agreement. Each Agreement shall contain such provisions as the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit’s duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant’s death or termination of employment; the Benefit’s conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

ARTICLE XI

REPLACEMENT AND TANDEM AWARDS

11.1 Replacement. The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit. However, Options shall not be repriced.

11.2 Tandem Awards. Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except a Stock Appreciation Award.

ARTICLE XII

PAYMENT, DIVIDEND, DEFERRAL AND WITHHOLDING

12.1 Payment. Upon the exercise of an Option or in the case of any other Benefit that requires a payment to the Company, the amount due the Company is to be paid:

(a) in cash;

(b) by the tender to the Company of Shares owned by the optionee and registered in his name having a Fair Market Value equal to the amount due the Company;

(c) in other property, rights and credits, including the Participant’s promissory note; or

(d) by any combination of the payment methods specified in (a), (b) and (c) above.

Notwithstanding the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Common Stock purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

12.2 Dividend Equivalents. Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

12.3 Deferral. The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

12.4 Withholding. The Company may, at the time any distribution is made under the Plan, or at the time any Option is exercised, or at any time required by law, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may, at any time, require a Participant to tender to the Company cash in the amount necessary to comply with any such withholding requirements.

ARTICLE XIII

OPTIONS

13.1 Types of Options. It is intended that both ISOs and NQSOs may be granted by the Committee under the Plan.

13.2 Shares for ISOs. The number of Shares for which ISOs may be granted on or after the Effective Date shall not exceed 14,000,000 Shares, subject to adjustment pursuant to Section 3.3.

13.3 Grant of ISOs and Option Price. Each ISO must be granted to an Employee for a term not to exceed ten years from the date of grant. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.

13.4 Other Requirements for ISOs. The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

13.5 NQSOs. The purchase price for Shares under any NQSO shall not be less than the par value of the Common Stock.

13.6 Determination by Committee. Except as otherwise provided in Section 13.2 through Section 13.5, the terms of all Options shall be determined by the Committee.

ARTICLE XIV

STOCK APPRECIATION AWARDS

14.1 Description. A Stock Appreciation Award shall be that number of Stock Appreciation Units as the Committee shall from time to time grant. Upon electing to receive payment of a Stock Appreciation Award, a Participant shall receive for each Stock Appreciation Unit elected an amount in cash, in Common Stock or in any combination thereof, as the Committee shall determine, equal to the amount, if any, by which the Fair Market Value of one Share on the date on which such election is made exceeds the Fair Market Value of one Share on the date on which the Stock Appreciation Award was granted.

14.2 Grant of Tandem Award. The Committee may grant a Stock Appreciation Award in tandem with an Option, in which case the exercise of the Option shall cause a correlative reduction in Stock Appreciation Units standing to a Participant’s credit which were granted in tandem with the Option; and the payment of a Stock Appreciation Unit shall cause a correlative reduction of the Shares under such Option.

14.3 ISO Tandem Award. When a Stock Appreciation Award is granted in tandem with an ISO, it shall have such terms and conditions as shall be required for the ISO with which it is granted in tandem to qualify as an ISO.

14.4 Payment of Award. A Stock Appreciation Award shall be paid, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

ARTICLE XV

RESTRICTED STOCK

15.1 Description. The Committee may grant Benefits in Shares available under ARTICLE III of the Plan as Restricted Stock. Shares of Restricted Stock shall be issued and delivered at the time of the grant but shall be subject to forfeiture until provided otherwise in the applicable Agreement or the Plan. Each certificate representing Shares of Restricted Stock shall bear a legend referring to the Plan and the risk of forfeiture of the Shares and stating that such Shares are non-transferable until all restrictions have been satisfied and the legend has been removed. The grantee shall be entitled to full voting and dividend rights with respect to all Shares of Restricted Stock from the date of grant unless otherwise determined by the Committee, in its discretion.

15.2 Cost of Restricted Stock. Grants of Shares of Restricted Stock shall be made at no cost to the Participant.

15.3 Non-Transferability. Shares of Restricted Stock shall not be transferable until after the removal of the legend with respect to such Shares.

ARTICLE XVI

PERFORMANCE SHARES

16.1 Description. Performance Shares are the right of an individual to whom a grant of such Shares is made to receive Shares or cash equal to the Fair Market Value of such Shares at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of targeted profit and/or performance objectives.

16.2 Grant. The Committee may grant an award of Performance Shares. The number of Performance Shares and the terms and conditions of the grant shall be set forth in the applicable Agreement.

ARTICLE XVII

CASH AWARDS

17.1 Grant. The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.

17.2 Restrictions. Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or non-restricted, vested or subject to forfeiture and may be payable currently or in the future or both.

ARTICLE XVIII

OTHER STOCK BASED AWARDS AND OTHER BENEFITS

18.1 Other Stock Based Awards. The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares, the payment of cash based on the performance of the Common Stock, and the grant of securities convertible into Shares.

18.2 Other Benefits. The Committee shall have the right to provide types of Benefits under the Plan in addition to those specifically listed, if the Committee believes that such Benefits would further the purposes for which the Plan was established.

ARTICLE XIX

MISCELLANEOUS PROVISIONS

19.1 Underscored References. The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.

19.2 Governing Law. This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

19.3 Purchase for Investment. The Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

19.4 No Employment Contract. The adoption of the Plan shall not confer upon any Employee any right to continued employment nor shall it interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

19.5 No Effect on Other Benefits. The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

19.6 Limitation on Certain Benefits. The (a) number of Shares covered by Options providing for a purchase price at no less than fair market value of the Shares as of the grant date plus (b) the number of Stock Appreciation Units granted under the Plan to any one individual shall be limited to 500,000 per Fiscal Year.